Exhibit 99.1

NEWS RELEASE Investor Contact: Gus Okwu / DRG&E 404-532-0086 gokwu@drg-e.com Company Contact: Ornella Napolitano, VP and Treasurer FiberTower Corporation 415-659-3580 onapolitano@fibertower.com

FIBERTOWER ANNOUNCES RESULTS OF SPECIAL MEETING

AND DATE OF MANDATORY REDEMPTION OF NOTES

San Francisco, CA, December 15, 2009 — FiberTower Corporation (NASDAQ: FTWR - News), a wireless services backhaul provider, today announced that at its special meeting of stockholders held this morning, its stockholders approved the issuance of the shares of common stock to be issued upon the mandatory redemption of the Company’s 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 (the “Notes”).  With such approval and the Company’s previous receipt of the FCC approval required as a condition to the redemption of the Notes, all conditions to the mandatory redemption of the Notes have been satisfied.  The Company therefore expects to redeem the Notes on December 22, 2009.  As previously disclosed, the Company expects to effect a 1-for-10 reverse stock split prior to redeeming the Notes.

Each $1,000 in principal amount of the Notes will be redeemed for $47.65 in cash, 1,146.16 shares of the Company’s common stock (114.616 shares after the reverse stock split) and $425.00 in principal amount of the Company’s 9.00% Senior Secured Notes due 2015 (the “New Notes”).  Additional information about the terms of the Notes and the New Notes, the mandatory redemption of the Notes and the reverse stock split can be found in the Company’s Offering Memorandum and Consent Solicitation, dated October 26, 2009, as amended, and the other documents that the Company has filed with the Securities and Exchange Commission as exhibits to its Schedule TO, initially filed on October 26, 2009, and the amendments thereto.

The securities to be issued in the mandatory redemption of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company is relying on Section 3(a)(9) of the Securities Act to exempt the issuance of such securities from the registration requirements of the Securities Act.  This press release is for informational purposes only and is not an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, master service agreements with nine U.S. wireless carriers, and partnerships with the largest tower operators in the U.S., FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access services to the government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Forward-Looking Statements

This news release includes “forward-looking” statements.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include statements regarding, among other things, the redemption of the Notes and the reverse split.  There can be no assurance that the redemption of the Notes or the reverse split will be completed. There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, among other things, negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

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